Exhibit 23.1


                                  EXHIBIT 23.1

                   CONSENT OF SILVER, FREEDMAN & TAFF, L.L.P.

                               CONSENT OF COUNSEL




         We consent to the use of our opinions, to the incorporation by reference of such opinions as an exhibits to the Form SB-2 and to the reference to our firm under the headings "The Merger Conversion - Tax Consequences of Merger Conversion" and "Legal Opinions" in the Prospectus included in this Form SB-2. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                           /s/Silver, Freedman, & Taff, L.L.P.
                                           -------------------------------------
                                              SILVER, FREEDMAN & TAFF, L.L.P.


Washington, D.C.
July 1, 1998